Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-289359) of Emergent Biosolutions Inc.
(2)Registration Statement (Form S-8 No. 333-196232) pertaining to the Third Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan,
(3)Registration Statement (Form S-8 No. 333-216294) pertaining to the Fourth Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-225283) pertaining to the Emergent BioSolutions Inc. Stock Incentive Plan,
(5)Registration Statement (Form S-8 No. 333-256798) pertaining to the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan,
(6)Registration Statement (Form S-8 No. 333-272433) pertaining to the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan and the Emergent BioSolutions Inc. Amended Employee Stock Purchase Plan,
(7)Registration Statement (Form S-8 POS No. 333-275990) pertaining to the Emergent BioSolutions Inc. Inducement Plan,
(8)Registration Statement (Form S-8 No. 333-281292) pertaining to the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan,
(9)Registration Statement (Post Effective Amendments No. 1 and No. 2 to Form S-1 No. 333-283150) of Emergent BioSolutions Inc.

of our reports dated February 26, 2026, with respect to the consolidated financial statements and schedule of Emergent BioSolutions Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Emergent BioSolutions Inc. and subsidiaries included in this Annual Report (Form 10-K) of Emergent BioSolutions Inc. and subsidiaries for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Tysons, Virginia
February 26, 2026